Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Lennar Corporation:

We have audited the accompanying consolidated balance sheets of Lennar Corporation and subsidiaries (the “Company”) as of November 30, 2003 and 2002 and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the three years in the period ended November 30, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Certified Public Accountants

Miami, Florida

February 27, 2004 except for that portion

of Note 17 relating to the senior

floating-rate notes due 2009

as to which the date is August 20, 2004

LENNAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

November 30, 2003 and 2002

	2003	2002
	(In thousands, except per share amounts)
ASSETS
Homebuilding:
Cash	$1,201,276	731,163
Receivables, net	60,392	48,432
Inventories:
Finished homes and construction in progress	2,006,548	2,044,694
Land under development	1,592,978	1,185,473
Consolidated inventory not owned	49,329	—
Land held for development	7,246	7,410

Total inventories	3,656,101	3,237,577
Investments in unconsolidated partnerships	390,334	285,594
Other assets	450,619	357,738

	5,758,722	4,660,504
Financial services	1,016,710	1,095,129

Total assets	$6,775,432	5,755,633

LIABILITIES AND STOCKHOLDERS’ EQUITY
Homebuilding:
Accounts payable and other liabilities	$1,040,961	969,779
Liabilities related to consolidated inventory not owned	45,214	—
Senior notes and other debts payable, net	1,552,217	1,585,309

	2,638,392	2,555,088
Financial services	873,266	971,388

Total liabilities	3,511,658	3,526,476
Stockholders’ equity:
Preferred stock	—	—
Class A common stock of $0.10 par value per share (1)
Authorized: 2003-300,000 shares; 2002-100,000, Issued: 2003-125,328; 2002-130,122	12,533	13,012
Class B common stock of $0.10 par value per share (1)
Authorized: 2003-90,000 shares; 2002-30,000, Issued: 2003-32,508; 2002-19,400	3,251	1,940
Additional paid-in capital (1)	1,358,304	866,026
Retained earnings	1,914,963	1,538,945
Unearned restricted stock	(4,301)	(7,337)
Deferred compensation plan (1)—2003-534 Class A common shares and 53 Class B common shares; 2002-120 Class A common shares and 12 Class B common shares	(4,919)	(1,103)
Deferred compensation liability	4,919	1,103
Treasury stock, at cost; 2002-9,848 Class A common shares	—	(158,992)
Accumulated other comprehensive loss	(20,976)	(24,437)

Total stockholders’ equity	3,263,774	2,229,157

Total liabilities and stockholders’ equity	$6,775,432	5,755,633

(1)	Class A common stock, Class B common stock, additional paid-in capital, and all share information (except authorized shares, treasury shares and par value) have been retroactively adjusted to reflect the effect of the Company’s January 2004 two-for-one stock split. See Note 12.

See accompanying notes to consolidated financial statements.

LENNAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

Years Ended November 30, 2003, 2002 and 2001

	2003	2002 (1)	2001 (1)
	(In thousands, except per share amounts)
Revenues:
Homebuilding	$8,348,645	6,751,301	5,554,747
Financial services	558,974	484,219	425,354

Total revenues	8,907,619	7,235,520	5,980,101

Costs and expenses:
Homebuilding	7,288,356	5,993,209	4,934,071
Financial services	404,521	356,608	336,223
Corporate general and administrative	111,488	85,958	75,831

Total costs and expenses	7,804,365	6,435,775	5,346,125

Equity in earnings from unconsolidated partnerships	81,937	42,651	27,051
Management fees and other income, net	21,863	33,313	18,396

Earnings before provision for income taxes	1,207,054	875,709	679,423
Provision for income taxes	455,663	330,580	261,578

Net earnings	$751,391	545,129	417,845

Earnings per share (2):
Basic	$5.10	3.88	3.03

Diluted	$4.65	3.51	2.73

(1)	Certain prior year amounts have been reclassified to conform to the 2003 presentation (see Note 1).
(2)	Earnings per share amounts have been retroactively adjusted to reflect the effect of the Company’s April 2003 10% Class B stock distribution and January 2004 two-for-one stock split. See Notes 10 and 12.

See accompanying notes to consolidated financial statements.

LENNAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended November 30, 2003, 2002 and 2001

	2003	2002	2001
	(Dollars in thousands)
Class A common stock (1):
Beginning balance	$13,012	12,824	12,546
Conversion of 3 7/8% zero-coupon senior convertible debentures to Class A common shares	1,356	—	—
Par value of retired treasury stock	(1,972)	—	—
Employee stock plans	137	180	256
Conversion of Class B common stock	—	8	22

Balance at November 30,	12,533	13,012	12,824

Class B common stock (1):
Beginning balance	1,940	1,948	1,970
Employee stock plans	11	—	—
10% Class B common stock distribution	1,300	—	—
Conversion to Class A common stock	—	(8)	(22)

Balance at November 30,	3,251	1,940	1,948

Additional paid-in capital (1):
Beginning balance	866,026	836,538	805,243
10% Class B common stock distribution	351,368	—	—
Conversion of 3 7/8% zero-coupon senior convertible debentures to Class A common shares	269,968	10	—
Conversion of other debt	6	—	—
Employee stock plans	18,049	18,750	19,145
Tax benefit from employee stock plans and vesting of restricted stock	10,951	10,728	12,150
Retirement of treasury stock	(158,064)	—	—

Balance at November 30,	1,358,304	866,026	836,538

Retained earnings:
Beginning balance	1,538,945	996,998	582,299
Net earnings	751,391	545,129	417,845
10% Class B common stock distribution including cash paid for fractional shares of $298	(352,966)	—	—
Cash dividends—Class A common stock	(19,167)	(2,746)	(2,705)
Cash dividends—Class B common stock	(3,240)	(436)	(441)

Balance at November 30,	1,914,963	1,538,945	996,998

Unearned restricted stock:
Beginning balance	(7,337)	(10,833)	(14,535)
Restricted stock cancellations	—	387	415
Amortization of unearned restricted stock	3,036	3,109	3,287

Balance at November 30,	(4,301)	(7,337)	(10,833)

Deferred compensation plan:
Beginning balance	(1,103)	—	—
Deferred compensation activity	(3,816)	(1,103)	—

Balance at November 30,	(4,919)	(1,103)	—

Deferred compensation liability:
Beginning balance	1,103	—	—
Deferred compensation activity	3,816	1,103	—

Balance at November 30,	4,919	1,103	—

LENNAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY—(Continued)

Years Ended November 30, 2003, 2002 and 2001

	2003	2002	2001
	(Dollars in thousands)
Treasury stock, at cost:
Beginning balance	(158,992)	(158,927)	(158,943)
Employee stock plans and vesting of restricted stock, net	(1,044)	(65)	—
Shares issued	—	—	16
Retirement of treasury stock	160,036	—	—

Balance at November 30,	—	(158,992)	(158,927)

Accumulated other comprehensive loss:
Beginning balance	(24,437)	(19,286)	—
SFAS No. 133 transition adjustment, net of tax	—	—	(3,510)
Change in fair value of interest rate swaps, net of tax	3,461	(5,151)	(15,776)

Balance at November 30,	(20,976)	(24,437)	(19,286)

Net earnings	751,391	545,129	417,845

Comprehensive income	754,852	539,978	398,559

Total stockholders’ equity	$3,263,774	2,229,157	1,659,262

(1)	Class A common stock, Class B common stock and additional paid-in capital have been retroactively adjusted to reflect the effect of the Company’s January 2004 two-for-one stock split. See Note 12.

See accompanying notes to consolidated financial statements.

LENNAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended November 30, 2003, 2002 and 2001

	2003	2002	2001
	(Dollars in thousands)
Cash flows from operating activities:
Net earnings	$751,391	545,129	417,845
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	54,503	47,031	48,383
Amortization of discount on debt, net	21,408	25,358	20,287
Equity in earnings from unconsolidated partnerships	(81,937)	(42,651)	(27,051)
Tax benefit from employee stock plans and vesting of restricted stock	10,951	10,728	12,150
Deferred income tax provision (benefit)	(51,143)	(5,672)	9,769
Changes in assets and liabilities, net of effect from acquisitions:
Increase in receivables	(50,659)	(101,817)	(57,100)
Increase in inventories	(267,234)	(242,330)	(130,725)
(Increase) decrease in other assets	(33,964)	(11,122)	48
(Increase) decrease in financial services loans held for sale	165,773	(119,379)	(211,143)
Increase (decrease) in accounts payable and other liabilities	61,710	99,293	(23,267)

Net cash provided by operating activities	580,799	204,568	59,196

Cash flows from investing activities:
Net additions to operating properties and equipment	(18,848)	(4,085)	(13,110)
Decrease in investments in unconsolidated partnerships, net	72,073	57,902	5,601
(Increase) decrease in financial services mortgage loans	(93)	13,886	(997)
Purchases of investment securities	(29,614)	(31,545)	(18,143)
Proceeds from investment securities	17,674	22,442	17,700
Decrease in financial services mortgage servicing rights	—	—	10,812
Acquisitions, net of cash acquired	(159,389)	(424,277)	—

Net cash provided by (used in) investing activities	(118,197)	(365,677)	1,863

Cash flows from financing activities:
Net borrowings (repayments) under financial services short-term debt	(118,989)	156,120	265,607
Net proceeds from issuance of 5.95% senior notes	341,730	—	—
Net proceeds from issuance of 5.125% zero-coupon convertible senior subordinated notes	—	—	224,250
Proceeds from other borrowings	—	20,103	110
Principal payments on other borrowings	(186,078)	(131,299)	(24,272)
Common stock:
Issuance	18,197	19,317	19,789
Repurchases	(1,044)	(65)	—
Dividends and other	(22,705)	(3,182)	(3,146)

Net cash provided by financing activities	31,111	60,994	482,338

LENNAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS—(CONTINUED)

Years Ended November 30, 2003, 2002 and 2001

	2003	2002	2001
	(Dollars in thousands)
Net increase (decrease) in cash	493,713	(100,115)	543,397
Cash at beginning of year	777,159	877,274	333,877

Cash at end of year	$1,270,872	777,159	877,274

Summary of cash:
Homebuilding	$1,201,276	731,163	824,013
Financial services	69,596	45,996	53,261

	$1,270,872	777,159	877,274

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$6,559	18,589	17,546
Cash paid for income taxes	$503,410	307,073	234,549

Supplemental disclosures of non-cash investing and financing activities:
Conversion of debt to equity	$271,330	10	—
Consolidated inventory not owned	$45,214	—	—
Purchases of inventory financed by sellers	$15,395	21,087	28,993

Acquisitions:
Fair value of assets acquired, inclusive of cash of $9,004 in 2003 and $37,986 in 2002	$159,453	664,424	—
Goodwill recorded	30,326	83,560	—
Fair value of liabilities assumed	(21,386)	(285,721)	—

Cash paid	$168,393	462,263	—

See accompanying notes to consolidated financial statements.

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Summary of Significant Accounting Policies

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Lennar Corporation and all subsidiaries, partnerships and other entities (the “Company”) in which the Company has a controlling interest and variable interest entities (“VIEs”) created after January 31, 2003 in which the Company is deemed the primary beneficiary (see Note 15). The Company’s investments in unconsolidated partnerships in which a significant, but less than controlling, interest is held and VIEs created after January 31, 2003 in which the Company is not deemed to be the primary beneficiary, are accounted for by the equity method. All significant intercompany transactions and balances have been eliminated in consolidation.

Stock Split

In December 2003, the Company’s Board of Directors approved a two-for-one stock split in the form of a 100% stock dividend of Class A and Class B common stock for stockholders of record on January 6, 2004. The additional shares were distributed on January 20, 2004. All share and per share amounts (except authorized shares, treasury shares and par value) have been retroactively adjusted to reflect the stock split. There was no net effect on total stockholders’ equity as a result of the stock split.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenues from sales of homes are recognized when the sales are closed and title passes to the new homeowners. Revenues from sales of other real estate (including the sales of land and operating properties) are recognized when a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

Cash

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Due to the short maturity period of the cash equivalents, the carrying amount of these instruments approximates their fair values. Cash as of November 30, 2003 and 2002 included $68.7 million and $56.2 million, respectively, of cash primarily held in escrow for approximately three days and $45.2 million and $20.9 million, respectively, of restricted deposits.

Inventories

Inventories are stated at cost unless the inventory within a community is determined to be impaired, in which case the impaired inventory is written down to fair value. Inventory costs include land, land development and home construction costs, real estate taxes and interest related to development and construction. The Company evaluates long-lived assets for impairment based on the undiscounted future cash flows of the assets. Write-downs of inventories deemed to be impaired are recorded as adjustments to the cost basis of the respective inventories. No impairment was recorded during the years ended November 30, 2003, 2002 or 2001.

Construction overhead and selling expenses are expensed as incurred. Homes held for sale are classified as inventories until delivered. Land, land development, amenities and other costs are accumulated by specific area and allocated to homes within the respective areas.

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Interest and Real Estate Taxes

Interest and real estate taxes attributable to land and homes are capitalized as inventories while they are being actively developed. Interest related to homebuilding and land, including interest costs relieved from inventories, is included in cost of homes sold and cost of land sold. Interest expense related to the financial services operations is included in its costs and expenses.

During 2003, 2002 and 2001, interest incurred by the Company’s homebuilding operations was $131.8 million, $130.6 million and $127.9 million, respectively, and interest expense primarily included in cost of homes sold and cost of land sold was $141.3 million, $145.6 million and $119.5 million, respectively.

Operating Properties and Equipment

Operating properties and equipment are recorded at cost and are included in other assets in the consolidated balance sheets. The assets are depreciated over their estimated useful lives using the straight-line method. At the time operating properties and equipment are disposed of, the asset and related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to earnings. The estimated useful life for operating properties is 30 years, for leasehold improvements is 5 years and for equipment is 2 to 10 years.

Investment Securities

Investment securities are classified as available-for-sale unless they are classified as trading or held-to-maturity. Securities classified as trading are carried at fair value and unrealized holding gains and losses are recorded in earnings. Securities classified as held-to-maturity are carried at amortized cost because they are purchased with the intent and ability to hold to maturity. Available-for-sale securities are recorded at fair value. Any unrealized holding gains or losses on available-for-sale securities would be reported in a separate component of stockholders’ equity, net of tax effects, until realized.

At November 30, 2003 and 2002, investment securities classified as held-to-maturity totaled $28.0 million and $22.4 million, respectively, and were included in the assets of the Financial Services Division. At November 30, 2003, investment securities classified as trading totaled $6.9 million and were included in other assets of the Homebuilding Division. The trading securities are comprised mainly of marketable equity mutual funds designated to approximate the Company’s liabilities under its deferred compensation plan. There were no available-for-sale investment securities at November 30, 2003 or 2002.

Derivative Financial Instruments

Effective December 1, 2000, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings or recorded in other comprehensive income and recognized in the statement of earnings when the hedged item affects earnings, depending on the purpose of the derivatives and whether they qualify for hedge accounting treatment.

The Company’s policy is to designate at a derivative’s inception the specific assets, liabilities, or future commitments being hedged and monitor the derivative to determine if it remains an effective hedge. The effectiveness of a derivative as a hedge is based on high correlation between changes in its value and changes in the value of the underlying hedged item. The Company recognizes gains or losses for amounts received or paid when the underlying transaction settles. The Company does not enter into or hold derivatives for trading or speculative purposes.

The Company has various interest rate swap agreements which effectively convert variable interest rates to fixed interest rates on approximately $300 million of outstanding debt related to its homebuilding operations. The swap agreements have been designated as cash flow hedges and, accordingly, are reflected at their fair value in

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the consolidated balance sheets at November 30, 2003 and 2002. The related loss is deferred, net of tax, in stockholders’ equity as accumulated other comprehensive loss (see Note 11). The Company accounts for its interest rate swaps using the shortcut method, as described in SFAS No. 133. Amounts to be received or paid as a result of the swap agreements are recognized as adjustments to interest incurred on the related debt instruments. The Company believes that there will be no ineffectiveness related to the interest rate swaps and therefore no portion of the accumulated other comprehensive loss will be reclassified into future earnings. The net effect on the Company’s operating results is that interest on the variable rate debt being hedged is recorded based on fixed interest rates.

The Financial Services Division, in the normal course of business, uses derivative financial instruments to reduce its exposure to fluctuations in interest rates. The Division enters into forward commitments and, to a lesser extent, option contracts to protect the value of fixed rate locked loan commitments and loans held for sale from fluctuations in market interest rates. These derivative financial instruments are designated as fair value hedges, and, accordingly, for all qualifying and highly effective fair value hedges, the changes in the fair value of the derivative and the loss or gain on the hedged asset relating to the risk being hedged are recorded currently in earnings. The effect of the implementation of SFAS No. 133 on the Financial Services Division’s operating earnings was not significant.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired and was amortized by the Company through fiscal 2001 on a straight-line basis over periods ranging from 15 to 20 years. At November 30, 2003 and 2002, goodwill was $212.7 million and $189.4 million, respectively (net of accumulated amortization of $18.0 million at November 30, 2003 and 2002). During fiscal 2003, the Company’s goodwill increased $30.3 million due to current year acquisitions and payment of contingent consideration related to prior year acquisitions, partially offset by the reduction of the Company’s net deferred tax asset valuation allowance. Because the asset was established in connection with an acquisition, the reduction of the valuation allowance resulted in a decrease to goodwill. Goodwill is included in other assets of the Homebuilding Division ($169.2 million and $155.4 million at November 30, 2003 and 2002, respectively) and the assets of the Financial Services Division ($43.5 million and $34.0 million at November 30, 2003 and 2002, respectively) in the consolidated balance sheets. Historically through fiscal 2001, in the event that facts and circumstances had indicated that the carrying value of goodwill might be impaired, an evaluation of recoverability would have been performed. If an evaluation had been required, the estimated future undiscounted cash flows associated with the goodwill would have been compared to the carrying amount to determine if a write-down to fair value based on discounted cash flows was required. No impairment was recorded during the years ended November 30, 2003, 2002 or 2001.

The Company adopted SFAS No. 142, Goodwill and Other Intangible Assets on December 1, 2001. SFAS No. 142 no longer requires or permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flows approach previously required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. No impairment charges were recognized from the adoption of SFAS No. 142. The Company performed its annual impairment test of goodwill as of September 30, 2003 and determined that goodwill was not impaired. As of November 30, 2003 and 2002, there were no material identifiable intangible assets, other than goodwill. Net earnings and earnings per share for fiscal 2001 (adjusted for the Company’s April 2003 10% Class B stock distribution and January 2004 two-for-one stock split) adjusted to exclude goodwill amortization, net of taxes, is as follows:

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(In thousands, except per share amounts)
Net earnings:
Reported net earnings	$417,845
Goodwill amortization, net of tax	6,148

Adjusted net earnings	$423,993

Basic earnings per share:
Reported basic earnings per share	$3.03
Goodwill amortization, net of tax	0.04

Adjusted basic earnings per share	$3.07

Diluted earnings per share:
Reported diluted earnings per share	$2.73
Goodwill amortization, net of tax	0.04

Adjusted diluted earnings per share	$2.77

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting carrying values and tax bases of assets and liabilities, and are measured by using enacted tax rates expected to apply to taxable income in the years in which those differences are expected to reverse.

Warranty Costs

Warranty and similar reserves for homes are established at an amount estimated to be adequate to cover potential costs for materials and labor with regard to warranty-type claims to be incurred subsequent to the delivery of a home. Reserves are determined based on historical data and trends with respect to similar product types and geographical areas. Warranty reserves are included in accounts payable and other liabilities in the consolidated balance sheets. The following table sets forth the activity in the Company’s warranty reserve for the year ended November 30, 2003:

(In thousands)
Warranty reserve, November 30, 2002	$93,606
Provision	120,167
Payments	(97,202)

Warranty reserve, November 30, 2003	$116,571

Self-Insurance

Certain insurable risks such as general liability, medical and workers’ compensation are self-insured by the Company up to certain limits. Undiscounted accruals for claims under the Company’s self-insurance program are based on claims filed and estimates for claims incurred but not reported.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs were $54.9 million, $43.9 million and $43.6 million for the years ended November 30, 2003, 2002 and 2001, respectively.

Stock-Based Compensation

The Company grants stock options to certain employees for fixed numbers of shares with, in each instance, an exercise price not less than the fair value of the shares at the date of the grant. The Company accounts for the

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

stock option grants in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees. No compensation expense is recognized because all stock options granted have exercise prices not less than the market value of the Company’s stock on the date of the grant. The Company also grants restricted stock, which is valued based on the market price of the common stock on the date of grant. Unearned compensation arising from the restricted stock grants is amortized to expense using the straight-line method over the period of the restrictions. Unearned restricted stock is shown as a reduction of stockholders’ equity in the consolidated balance sheets.

The following table illustrates the effect on net earnings and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, which was effective for the Company in fiscal 2003, to stock-based employee compensation:

	Years Ended November 30,
	2003	2002	2001
	(In thousands, except per share amounts)
Net earnings, as reported	$751,391	545,129	417,845
Add: Total stock-based employee compensation expense included in reported net earnings, net of related tax affects	1,890	1,935	2,022
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(8,938)	(6,556)	(5,818)

Pro forma net earnings	$744,343	540,508	414,049

Earnings per share:
Basic—as reported	$5.10	3.88	3.03

Basic—pro forma	$5.05	3.85	3.00

Diluted—as reported	$4.65	3.51	2.73

Diluted—pro forma	$4.61	3.48	2.70

The fair value of these options was determined at the date of the grant using the Black-Scholes option-pricing model. The significant weighted average assumptions for the years ended November 30, 2003, 2002 and 2001 were as follows:

	2003	2002	2001
Dividend yield	1.8%	0.1%	0.1%
Volatility rate	39%-46%	42%-47%	40%-42%
Risk-free interest rate	2.2%-3.6%	3.2%-5.1%	4.5%-5.8%
Expected option life (years)	2.0-5.0	2.0-5.0	6.4

Earnings per Share

Earnings per share is accounted for in accordance with SFAS No. 128, Earnings per Share, which requires a dual presentation of basic and diluted earnings per share on the face of the consolidated statement of earnings. Basic earnings per share is computed by dividing earnings attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

Financial Services

Loan origination revenues, net of direct origination costs, are recognized when the related loans are sold. Gains and losses from the sale of loans and loan servicing rights are recognized when the loans are sold and

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

delivered to an investor. Premiums from title insurance policies are recognized as revenue on the effective date of the policy. Escrow fees are recognized at the time the related real estate transactions are completed, usually upon the close of escrow.

Mortgage loans held for sale by the Financial Services Division that are designated as hedged assets are carried at market value, as the effect of changes in fair value are reflected in the carrying amount of the loans and in earnings. Premiums and discounts recorded on these loans are presented as an adjustment to the carrying amount of the loans and are not amortized.

When the Division sells loans in the secondary market, a gain or loss is recognized to the extent that the sales proceeds exceed, or are less than, the book value of the loans. Loan origination fees, net of direct origination costs, are deferred and recognized as a component of the gain or loss when loans are sold.

Mortgage loans for which the Financial Services Division has the positive intent and ability to hold to maturity consist of mortgage loans carried at cost, net of unamortized discounts. Discounts are amortized over the estimated lives of the loans using the interest method.

The Division also provides allowances for loan losses when and if management determines that loans or portions thereof are uncollectible. The provision recorded and the adequacy of the related allowance is determined by management’s continuing evaluation of the loan portfolio in light of past loan loss experience, regulatory examinations, present economic conditions and other factors considered relevant by management. Anticipated changes in economic factors which may influence the level of the allowance are considered in the evaluation by management when the likelihood of the changes can be reasonably determined. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary as a result of future economic and other conditions that may be beyond management’s control.

The Division provides an allowance for estimated title and escrow losses based upon management’s evaluation of claims presented and estimates for any incurred but not reported claims. The allowance is established at a level that management estimates to be sufficient to satisfy those claims where a loss is determined to be probable and the amount of such loss can be reasonably estimated. The allowance for title and escrow losses for both known and incurred but not reported claims is considered by management to be adequate for such purposes.

New Accounting Pronouncements

In October 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 provides accounting guidance for financial accounting and reporting for impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121. The implementation of SFAS No. 144 did not have a material impact on the Company’s financial condition, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133. This statement was effective for contracts entered into or modified after June 30, 2003. The implementation of SFAS No. 149 did not have a material impact on the Company’s financial condition, results of operations or cash flows.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. Certain provisions of this statement were effective for financial instruments entered into or modified after May 31, 2003 and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. In October 2003, the FASB deferred indefinitely certain provisions of this statement pertaining to non-controlling interests

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

in limited life entities. The Company does not believe that the implementation of SFAS No. 150 had, or will have, a material impact on the Company’s financial position, results of operations or cash flows.

In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. In accordance with the provisions of FIN 45, the Company adopted the initial recognition and measurement provisions on a prospective basis with regard to guarantees issued after December 31, 2002. The implementation of FIN 45 did not have a material impact on the Company’s financial condition, results of operations or cash flows.

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, as further clarified and amended by the FASB’s issuance of a revision to FIN 46 in December 2003. FIN 46 requires the consolidation of entities in which an enterprise absorbs a majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Prior to the issuance of FIN 46, entities were generally consolidated by an enterprise when it had a controlling financial interest through ownership of a majority voting interest in the entity. FIN 46 applied immediately to variable interests created after January 31, 2003, and with respect to variable interests created before February 1, 2003, FIN 46 will apply in the Company’s second quarter ending May 31, 2004, as deferred by the FASB in December 2003. Although the Company does not believe the full adoption of FIN 46 will have a material impact on net earnings, the Company cannot make any definitive determination until it completes its evaluation (see Note 15).

In December 2003, the Securities and Exchange Commission (“SEC”) expressed their view on accounting for loan commitments that relate to the origination of mortgage loans that will be held for resale. It is the SEC’s view that loan commitments are written options that should be recorded at their fair value, which in all cases should be a liability until either expiration or exercise. The Company estimates the value of these loan commitments as the difference between the current value of similar loans and the price at which the Company has committed to originate the loans. Under the Company’s current method of accounting for these loan commitments, the Company recognizes both derivative assets and liabilities. The SEC’s view, which is to be applied prospectively, is effective for commitments entered into in the first reporting period beginning after March 15, 2004. Management is currently evaluating the adoption of the SEC’s view and has not made a definitive determination as to its impact.

Reclassifications

Certain prior year amounts in the consolidated financial statements have been reclassified to conform with the 2003 presentation. These reclassifications had no impact on reported net earnings. In particular, homebuilding results reflect reclassifications that have been made to interest expense (now included in cost of homes sold and cost of land sold), equity in earnings from unconsolidated partnerships and management fees and other income, net.

2.    Acquisitions

During 2003, the Company expanded its presence in California and South Carolina through its homebuilding acquisitions, and purchased a title company, which expanded the Company’s title and closing business into the Chicago market. In connection with these acquisitions and contingent consideration related to prior period acquisitions, the Company paid $159.4 million, net of cash acquired. The results of operations of the companies acquired by the Company are included in the Company’s results of operations since their respective acquisition dates. The pro forma effect of these acquisitions on the results of operations is not presented as the effect is not considered material. Total goodwill associated with these acquisitions and contingent consideration relating to prior year acquisitions was $30.3 million.

During 2002, the Company expanded its operations into the Carolinas and the Chicago, Baltimore and Central Valley, California homebuilding markets and strengthened its positions in several of its existing markets

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

with the Company’s homebuilding acquisitions. In connection with these acquisitions, total consideration, including debt of acquired companies, totaled approximately $600 million. The results of operations of the homebuilders acquired by the Company are included in the Company’s results of operations since their respective acquisition dates. The pro forma effect of these acquisitions on the results of operations is not presented as the effect is not considered material. Total goodwill associated with these acquisitions was $74.7 million.

3.    Operating and Reporting Segments

The Company has two operating and reporting segments: Homebuilding and Financial Services. The Company’s reportable segments are strategic business units that offer different products and services. The accounting policies of the segments are described in the summary of significant accounting policies in Note 1. Segment amounts include all elimination adjustments made in consolidation.

Homebuilding

Homebuilding operations primarily include the sale and construction of single-family attached and detached homes, as well as the purchase, development and sale of residential land directly and through the Company’s unconsolidated partnerships.

Financial Services

The Financial Services Division provides mortgage financing, title insurance, closing services and insurance agency services for both buyers of the Company’s homes and others. It sells the loans it originates in the secondary mortgage market. The Financial Services Division also provides high-speed Internet access, cable television and alarm installation and monitoring services to residents of the Company’s communities and others.

Financial information relating to the Company’s reportable segments is as follows:

	Years Ended November 30,
	2003	2002	2001
	(In thousands)
Homebuilding Revenues:
Sales of homes	$8,040,470	6,581,703	5,467,548
Sales of land	308,175	169,598	87,199

Total homebuilding revenues	8,348,645	6,751,301	5,554,747

Homebuilding Costs and Expenses:
Cost of homes sold	6,180,777	5,119,668	4,275,321
Cost of land sold	234,844	167,640	85,546
Selling, general and administrative	872,735	705,901	573,204

Total homebuilding costs and expenses	7,288,356	5,993,209	4,934,071

Equity in earnings from unconsolidated partnerships	81,937	42,651	27,051
Management fees and other income, net	21,863	33,313	18,396

Homebuilding operating earnings	$1,164,089	834,056	666,123

Financial services revenues	$558,974	484,219	425,354
Financial services costs and expenses	404,521	356,608	336,223

Financial services operating earnings	$154,453	127,611	89,131

Corporate general and administrative expenses	111,488	85,958	75,831

Earnings before provision for income taxes	$1,207,054	875,709	679,423

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table sets forth additional financial information relating to the homebuilding operations:

	Years Ended November 30,
	2003	2002	2001
	(In thousands)
Depreciation and amortization	$46,545	39,779	38,733

Net additions to operating properties and equipment	$4,633	3,214	7,169

The following table sets forth additional financial information relating to the financial services operations:

	Years Ended November 30,
	2003	2002	2001
	(In thousands)
Depreciation and amortization	$7,958	7,252	9,650

Interest income, net	$32,218	28,000	21,279

Net additions to operating properties and equipment	$14,215	871	5,941

4.    Receivables

	November 30,
	2003	2002
	(In thousands)
Accounts receivable	$55,997	43,931
Mortgages and notes receivable	5,686	6,912

	61,683	50,843
Allowance for doubtful accounts	(1,291)	(2,411)

	$60,392	48,432

5.    Investments in Unconsolidated Partnerships

Summarized condensed financial information on a combined 100% basis related to unconsolidated partnerships and other similar entities (collectively the “Partnerships”) in which the Company invests that are accounted for by the equity method was as follows:

	November 30,
	2003	2002
	(In thousands)
Assets:
Cash	$219,919	47,502
Inventories	1,701,318	1,170,782
Other assets	166,837	136,579

	$2,088,074	1,354,863

Liabilities and equity:
Accounts payable and other liabilities	$300,530	177,673
Notes and mortgages payable	901,822	563,563
Equity of:
The Company	390,334	285,594
Others	495,388	328,033

	$2,088,074	1,354,863

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Years Ended November 30,
	2003	2002	2001
	(In thousands)
Revenues	$1,314,674	939,847	903,293
Costs and expenses	938,981	780,093	761,704

Net earnings of unconsolidated partnerships	$375,693	159,754	141,589

Company’s share of net earnings	$81,937	42,651	27,051

At November 30, 2003, the Company’s equity interest in these Partnerships did not exceed 50%. The Company’s partners generally are unrelated homebuilders, land sellers or other real estate entities. The Partnerships follow accounting principles generally accepted in the United States of America. The Company shares in the profits and losses of these Partnerships generally in accordance with its ownership interests. In many instances, the Company is appointed as the day-to-day manager of the Partnerships and receives fees for performing this function. During 2003, 2002 and 2001, the Company received management fees and reimbursement of expenses from the Partnerships totaling $39.0 million, $29.2 million and $26.1 million, respectively. In determining its share of the Partnerships’ net earnings, the Company does not include in its income its pro rata share of partnership earnings resulting from land sales to its homebuilding divisions. Instead, the Company accounts for those earnings as a reduction of the cost of purchasing the land from the partnerships. This in effect defers recognition of the Company’s share of the partnership earnings relating to these sales until a home is delivered and title passes to a homebuyer.

The Company and/or its partners sometimes obtain options or enter into other arrangements under which the Company can purchase portions of the land held by the Partnerships. Option prices are generally negotiated prices that approximate fair value when the options are purchased. During 2003, 2002 and 2001, $460.5 million, $419.3 million and $232.6 million, respectively, of the Partnerships’ revenues were from land sales to the Company.

In some instances, the Company and/or its partners have provided varying levels of guarantees of debt of unconsolidated partnerships. At November 30, 2003, the Company had recourse guarantees of $88.7 million and limited maintenance guarantees of $111.6 million of debt of unconsolidated partnerships. When the Company and/or its partners provide a guarantee, the partnership generally receives more favorable terms from its lenders than would otherwise be available to it. The limited maintenance guarantees only apply if a partnership defaults on its loan arrangements and the carrying value of the collateral (generally land and improvements) is less than a specified percentage of the loan balance. If the Company is required to make a payment under a limited maintenance guarantee to bring the carrying value of the collateral above the specified percentage of the loan balance, the payment would constitute a capital contribution or loan to the unconsolidated partnership and increase the Company’s share of any funds the unconsolidated partnership distributes. There were no assets held as collateral that, upon the occurrence of any triggering event or condition under a guarantee, the Company could obtain and liquidate to recover all or a portion of the amounts paid under a guarantee.

In November 2003, the Company and LNR each contributed its 50% interests in certain of its jointly-owned unconsolidated partnerships that had significant assets to a new limited liability company named LandSource Communities Development LLC (“LandSource”), in exchange for 50% interests in LandSource. In addition, in July 2003, the Company and LNR formed, and obtained 50% interests in, NWHL Investment, LLC (“NWHL”), which agreed to purchase, and in January 2004 completed the purchase, of The Newhall Land and Farming Company (“Newhall”) for a total of approximately $1 billion. Newhall’s primary business is developing two master-planned communities in Los Angeles County, California. The Company and LNR each contributed approximately $200 million to NWHL, and LandSource and NWHL jointly obtained $600 million of bank financing, of which $400 million was used in connection with the acquisition of Newhall (the remainder of the acquisition price was paid with proceeds of a sale of income-producing properties from Newhall to LNR for $217 million at the closing of the transaction). The Company agreed to purchase 687 homesites and obtained options to purchase 623 homesites from the venture. The Company is not obligated with regard to the borrowings by LandSource and NWHL, except that the Company and LNR have made limited maintenance guarantees and

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

have committed to complete any property development commitments in the event of default. The combined assets and liabilities of LandSource and NWHL at November 30, 2003 were $380.7 million and $122.3 million, respectively. The Company’s combined investment in LandSource and NWHL was $128.8 million at November 30, 2003.

6.    Operating Properties and Equipment

	November 30,
	2003	2002
	(In thousands)
Furniture, fixtures and equipment	$38,354	43,492
Community recreational facilities	6,083	8,077
Leasehold improvements	13,032	7,510

	57,469	59,079
Accumulated depreciation and amortization	(36,631)	(41,919)

	$20,838	17,160

Operating properties and equipment are included in other assets in the consolidated balance sheets.

7.    Senior Notes and Other Debts Payable

	November 30,
	2003	2002
	(Dollars in thousands)
3 7/8% zero-coupon senior convertible debentures due 2018	$—	266,917
5.125% zero-coupon convertible senior subordinated notes due 2021	261,012	248,138
5.95% senior notes due 2013	344,260	—
7 5/8% senior notes due 2009	273,593	272,591
9.95% senior notes due 2010	301,995	300,175
Term Loan B due 2008	296,000	391,000
U.S. Home senior notes due through 2009	2,367	9,366
The Fortress Group, Inc. senior notes due 2003	—	12,575
Mortgage notes on land and other debt	72,990	84,547

	$1,552,217	1,585,309

In May 2003, the Company amended and restated its senior secured credit facilities (the “Credit Facilities”) to provide the Company with up to $1.3 billion of financing. The Credit Facilities consist of a $712 million revolving credit facility maturing in May 2008, a $315 million 364-day revolving credit facility maturing in May 2004 and a $300 million term loan B maturing in December 2008. The Company may elect to convert borrowings under the 364-day revolving credit facility to a term loan, which would mature in May 2008. The Credit Facilities are collateralized by the stock of certain of the Company’s subsidiaries and are also guaranteed on a joint and several basis by substantially all of the Company’s subsidiaries, other than subsidiaries primarily engaged in mortgage and title reinsurance activities. At November 30, 2003, $296.0 million was outstanding under the term loan B and no amounts were outstanding under the revolving credit facilities. Interest rates are LIBOR-based and the margins are set by a pricing grid with thresholds that adjust based on changes in the Company’s leverage ratio and the Credit Facilities’ credit rating.

At November 30, 2003, the Company had letters of credit outstanding in the amount of $627.9 million. The majority of these letters of credit are posted with regulatory bodies to guarantee the Company’s performance of certain development and construction activities or are posted in lieu of cash deposits on option contracts. Of the Company’s total letters of credit, $341.4 million were collateralized against certain borrowings available under the Credit Facilities.

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In February 2003, the Company issued $350 million of 5.95% senior notes due 2013 at a price of 98.287%. Proceeds from the offering, after underwriting discount and expenses, were approximately $342 million. The Company used $116 million of the proceeds to repay outstanding indebtedness and added the remainder to its general working capital. The senior notes are guaranteed on a joint and several basis by substantially all of the Company’s subsidiaries, other than subsidiaries primarily engaged in mortgage and title reinsurance activities. At November 30, 2003, the carrying value of the senior notes was $344.3 million.

In June 2003, the Company called its 3 7/8% zero-coupon senior convertible debentures due 2018 (the “Debentures”) for redemption. At the option of the holders, the Debentures could have been converted into Class A common stock at any time prior to the redemption date. Each $1,000 principal amount at maturity of Debentures was convertible into 27.4814 shares of Class A common stock (inclusive of the adjustment for the April 2003 10% Class B stock distribution and January 2004 two-for-one stock split), which equated to a redemption price of approximately $20.46 per share of Class A common stock. In 2003, substantially all of the Debentures were converted into approximately 13.6 million shares of Class A common stock (adjusted for the January 2004 two-for-one stock split).

As a result of the acquisition of The Fortress Group, Inc. (“Fortress”) in 2002, the Company assumed Fortress’s publicly held notes totaling $33.8 million. During fiscal 2003, the Company repaid the balance of the outstanding senior notes.

In the second quarter of 2001, the Company issued, for gross proceeds of approximately $230 million, zero-coupon convertible senior subordinated notes due 2021 (“Notes”) with a face amount at maturity of approximately $633 million. The Notes were issued at a price of $363.46 per $1,000 face amount at maturity, which equates to a yield to maturity over the life of the Notes of 5.125%. Proceeds from the issuance, after underwriting discount, were approximately $224 million. The Company used the proceeds to repay amounts outstanding under its revolving credit facilities and added the balance of the net proceeds to working capital. The indenture relating to the Notes provides that the Notes are convertible into the Company’s Class A common stock during limited periods after the market price of the Company’s Class A common stock exceeds 110% of the accreted conversion price at the rate of approximately 14.2 Class A common shares per $1,000 face amount of Notes at maturity, which would total approximately 9.0 million shares (adjusted for the April 2003 10% Class B stock distribution and January 2004 two-for-one stock split). For this purpose, the “market price” is the average closing price of the Company’s Class A common stock over the last twenty trading days of a fiscal quarter.

Other events that would cause the Notes to be convertible are: a) a call of the Notes for redemption; b) the initial credit ratings assigned to the Notes by any two of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings are reduced by two rating levels; c) a distribution to all holders of the Company’s Class A common stock of options expiring within 60 days entitling the holders to purchase common stock for less than its quoted price; or d) a distribution to all holders of the Company’s Class A common stock of common stock, assets, debt, securities or rights to purchase securities with a per share value exceeding 15% of the closing price of the Class A common stock on the day preceding the declaration date for the distribution. The conversion ratio equates to an initial conversion price of $25.64 per share when the Company’s stock price was $19.42 per share (adjusted for the April 2003 10% Class B stock distribution and January 2004 two-for-one stock split).

At November 30, 2003, the Notes were convertible because the average closing price of the Company’s Class A common stock over the last twenty trading days of the fourth quarter of 2003 (adjusted for the April 2003 10% Class B stock distribution and January 2004 two-for-one stock split) exceeded 110% ($32.28 per share at November 30, 2003) of the accreted conversion price. These shares were not included in the calculation of diluted earnings per share for the years ended November 30, 2002 and 2001 because the contingencies discussed above were not met.

Holders have the option to require the Company to repurchase the Notes on any of the fifth, tenth, or fifteenth anniversaries of the issue date for the initial issue price plus accrued yield to the purchase date. The

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Company has the option to satisfy the repurchases with any combination of cash and/or shares of the Company’s common stock. The Company will have the option to redeem the Notes, in cash, at any time after the fifth anniversary for the initial issue price plus accrued yield to redemption. The Company will pay contingent interest on the Notes during specified six-month periods beginning on April 4, 2006 if the market price of the Notes exceeds specified levels. At November 30, 2003, the carrying value of outstanding Notes, net of unamortized original issue discount, was $261.0 million.

At November 30, 2003, the Company had mortgage notes on land and other debt bearing interest at fixed interest rates ranging from 2.9% to 25.0% with an average rate of 8.8%. The notes are due through 2009 and are collateralized by land. At November 30, 2003, the carrying value of the mortgage notes on land and other debt was $73.0 million.

The minimum aggregate principal maturities of senior notes and other debts payable during the five years subsequent to November 30, 2003 are as follows: 2004—$21.5 million; 2005—$45.7 million; 2006—$18.4 million; 2007—$4.0 million and 2008—$4.0 million. The remaining principal obligations are due subsequent to November 30, 2008. The Company’s debt arrangements contain certain financial covenants with which the Company was in compliance at November 30, 2003.

8.    Financial Services

The assets and liabilities related to the Company’s financial services operations were as follows:

	November 30,
	2003	2002
	(In thousands)
Assets:
Cash and receivables, net	$301,530	239,893
Mortgage loans held for sale, net	542,507	708,304
Mortgage loans, net	30,451	30,341
Title plants	18,215	15,586
Investment securities	28,022	22,379
Goodwill, net	43,503	34,002
Other	46,670	35,422
Limited-purpose finance subsidiaries	5,812	9,202

	$1,016,710	1,095,129

Liabilities:
Notes and other debts payable	$734,657	853,416
Other	132,797	108,770
Limited-purpose finance subsidiaries	5,812	9,202

	$873,266	971,388

At November 30, 2003, the Financial Services Division had warehouse lines of credit totaling $750 million, which included a $145 million temporary increase that expired in December 2003, to fund its mortgage loan activities. Borrowings under the facilities were $714.4 million and $489.7 million at November 30, 2003 and 2002, respectively, and were collateralized by mortgage loans and receivables on loans sold not yet funded with outstanding principal balances of $742.2 million and $523.8 million, respectively. There are several interest rate pricing options which fluctuate with market rates. The effective interest rate on the facilities at November 30, 2003 and 2002 was 1.7% and 2.3%, respectively. The warehouse lines of credit mature in May 2004 ($250 million) and in October 2005 ($500 million), at which time the Division expects both facilities to be renewed. Additionally, the line of credit maturing in May 2004 includes an incremental $100 million commitment available at each fiscal quarter-end. At November 30, 2003 and 2002, the Division had advances under a conduit funding agreement with a major financial institution amounting to $0.6 million and $343.7 million, respectively. Borrowings under this agreement are collateralized by mortgage loans and had an

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

effective interest rate of 1.9% and 2.3% at November 30, 2003 and 2002, respectively. The Division also had a $20 million revolving line of credit with a bank, collateralized by certain assets of the Division and stock of certain title subsidiaries. Borrowings under the line of credit were $19.4 million and $20.0 million at November 30, 2003 and 2002, respectively, and had an effective interest rate of 2.1% and 2.4% at November 30, 2003 and 2002, respectively.

The limited-purpose finance subsidiaries of the Financial Services Division have placed mortgages and other receivables as collateral for various long-term financings. These limited-purpose finance subsidiaries pay the principal of, and interest on, these financings almost entirely from the cash flows generated by the related pledged collateral, which includes a combination of mortgage notes, mortgage-backed securities and funds held by a trustee. At November 30, 2003 and 2002, the balances outstanding for the bonds and notes payable were $5.8 million and $9.2 million, respectively. The borrowings mature in 2015 through 2018 and carry interest rates ranging from 8.8% to 11.7%. The annual principal repayments are dependent upon collections on the underlying mortgages, including prepayments, and therefore cannot be reasonably determined.

The minimum aggregate principal maturities of the Financial Services Division’s notes and other debts payable (including limited-purpose finance subsidiaries) during the five years subsequent to November 30, 2003 are as follows: 2004—$734.5 million; 2005—$0.1 million and 2006—$0.1 million. The remaining principal obligations are due subsequent to November 30, 2008.

9.    Income Taxes

The provision (benefit) for income taxes consisted of the following:

	Years Ended November 30,
	2003	2002	2001
	(In thousands)
Current:
Federal	$448,444	295,052	220,124
State	58,362	41,200	31,685

	506,806	336,252	251,809

Deferred:
Federal	(45,395)	(5,036)	9,281
State	(5,748)	(636)	488

	(51,143)	(5,672)	9,769

	$455,663	330,580	261,578

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant temporary differences that give rise to the net deferred tax asset are as follows:

	November 30,
	2003	2002
	(In thousands)
Deferred tax assets:
Acquisition adjustments	$18,290	28,061
Reserves and accruals	168,444	105,283
Capitalized expenses	43,141	48,760
Net operating loss and capital loss carryforwards, tax affected	4,379	4,379
Investments in unconsolidated partnerships	1,788	17,555
Other	36,293	26,410

Deferred tax assets	272,335	230,448
Less: valuation allowance	—	(6,978)

Total deferred tax assets, net	272,335	223,470

Deferred tax liabilities:
Acquisition adjustments	6,868	5,186
Reserves and accruals	2,584	1,269
Capitalized expenses	38,163	51,829
Installment sales	1,413	698
Section 461 deductions and other	45,529	42,314

Total deferred tax liabilities	94,557	101,296

Net deferred tax asset	$177,778	122,174

The Homebuilding Division’s net deferred tax asset amounting to $166.7 million and $114.4 million at November 30, 2003 and 2002, respectively, is included in other assets in the consolidated balance sheets.

At November 30, 2003 and 2002, the Financial Services Division had a net deferred tax asset of $11.1 million and $7.8 million, respectively, which is included in the assets of the Financial Services Division.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that a portion or all of the deferred tax asset will not be realized. Based on management’s assessment, it is more likely than not that the net deferred tax asset will be realized through future taxable earnings. During fiscal 2003, restrictions associated with the utilization of the capital loss carryforwards and acquisition adjustments lapsed, resulting in the reduction of the valuation allowance. Because the asset was established in connection with an acquisition, the reduction of the valuation allowance resulted in a decrease to goodwill.

A reconciliation of the statutory rate and the effective tax rate follows:

	Percentage of Pre-tax Income
	2003	2002	2001
Statutory rate	35.00%	35.00	35.00
State income taxes, net of federal income tax benefit	2.75	2.75	3.10
Other	—	—	0.40

Effective rate	37.75%	37.75	38.50

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

10.    Earnings Per Share

Basic and diluted earnings per share for the years ended November 30, 2003, 2002 and 2001 were calculated as follows:

	2003	2002	2001
	(In thousands, except per share amounts)
Numerator:
Numerator for basic earnings per share—net earnings	$751,391	545,129	417,845
Interest on zero-coupon senior convertible debentures due 2018, net of tax	4,116	6,418	6,094
Interest on zero-coupon convertible senior subordinated notes due 2021, net of tax	4,105	—	—

Numerator for diluted earnings per share	$759,612	551,547	423,939

Denominator:
Denominator for basic earnings per share—weighted average shares	147,334	140,329	138,021
Effect of dilutive securities:
Employee stock options and restricted stock	3,152	3,377	3,821
Zero-coupon senior convertible debentures due 2018	8,380	13,556	13,556
Zero-coupon convertible senior subordinated notes due 2021	4,486	—	—

Denominator for diluted earnings per share—adjusted weighted average shares and assumed conversions	163,352	157,262	155,398

Basic earnings per share	$5.10	3.88	3.03

Diluted earnings per share	$4.65	3.51	2.73

Basic and diluted earnings per share amounts and weighted average shares outstanding have been adjusted to reflect the effect of the April 2003 10% Class B stock distribution and the January 2004 two-for-one stock split.

In 2001, the Company issued zero-coupon convertible senior subordinated notes due 2021. The indenture relating to the notes provides that the notes are convertible into the Company’s Class A common stock during limited periods after the market price of the Company’s Class A common stock exceeds 110% of the accreted conversion price at the rate of approximately 14.2 Class A common shares per $1,000 face amount of notes at maturity, which would total approximately 9.0 million shares (adjusted for the April 2003 10% Class B stock distribution and January 2004 two-for-one stock split). For this purpose, the “market price” is the average closing price of the Company’s Class A common stock over the last twenty trading days of a fiscal quarter.

Other events that would cause the notes to be convertible are: a) a call of the notes for redemption; b) the initial credit ratings assigned to the notes by any two of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings are reduced by two rating levels; c) a distribution to all holders of the Company’s Class A common stock of options expiring within 60 days entitling the holders to purchase common stock for less than its quoted price; or d) a distribution to all holders of the Company’s Class A common stock of common stock, assets, debt, securities or rights to purchase securities with a per share value exceeding 15% of the closing price of the Class A common stock on the day preceding the declaration date for the distribution.

The calculation of diluted earnings per share included 4.5 million shares (adjusted for the April 2003 10% Class B stock distribution and January 2004 two-for-one stock split) for the year ended November 30, 2003 because the average closing price of the Company’s Class A common stock over the last twenty trading days of both the third and fourth quarters of 2003 exceeded 110% of the accreted conversion price. These shares were not included in the calculation of diluted earnings per share for the years ended November 30, 2002 and 2001 because the contingencies discussed above were not met.

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11.    Comprehensive Income

Comprehensive income represents changes in stockholders’ equity from non-owner sources. For the years ended November 30, 2003, 2002 and 2001, the change in the fair value of interest rate swaps was the only adjustment to the Company’s net earnings in deriving comprehensive income. In accordance with the transition provisions of SFAS No. 133, on December 1, 2000, the Company recorded a cumulative-effect type adjustment of $3.5 million (net of tax benefit of $2.2 million) in accounts payable and other liabilities and accumulated other comprehensive loss to recognize the fair value of interest rate swaps. Subsequent to the Company’s adoption of SFAS No. 133 through November 30, 2001, the liability and accumulated other comprehensive loss increased $15.8 million (net of tax benefit of $9.9 million) to $19.3 million. For the years ended November 30, 2003 and 2002, the liability and accumulated other comprehensive loss decreased $3.5 million (net of tax of $2.1 million) and increased $5.2 million (net of tax benefit of $2.7 million), respectively. Comprehensive income was $754.9 million, $540.0 million and $398.6 million for the years ended November 30, 2003, 2002 and 2001, respectively.

12.    Capital Stock

Preferred Stock

The Company is authorized to issue 500,000 shares of preferred stock with a par value of $10 per share and 100 million shares of participating preferred stock with a par value of $0.10 per share. No shares of preferred stock or participating preferred stock have been issued as of November 30, 2003.

Common Stock

On April 8, 2003, at the Company’s Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation that eliminated the restrictions on transfer of the Company’s Class B common stock and eliminated a difference between the dividends on the common stock (renamed Class A common stock) and the Class B common stock. The only significant remaining difference between the Class A common stock and the Class B common stock is that the Class A common stock entitles holders to one vote per share and the Class B common stock entitles holders to ten votes per share.

Because stockholders approved the change to the terms of the Class B common stock, the Company distributed to the holders of record of its stock at the close of business on April 9, 2003, one share of Class B common stock for each ten shares of Class A common stock or Class B common stock held at that time. The distribution occurred on April 21, 2003 and the Company’s Class B common stock became listed on the New York Stock Exchange (“NYSE”). The Company’s Class A common stock was already listed on the NYSE. Approximately 13 million shares of Class B common stock (adjusted for the January 2004 two-for-one stock split) were issued as a result of the stock distribution.

Additionally, the Company’s stockholders approved an amendment to the certificate of incorporation increasing the number of shares of common stock the Company is authorized to issue to 300 million shares of Class A common stock and 90 million shares of Class B common stock. However, the Company has committed to Institutional Shareholder Services that it will not issue, without a subsequent stockholder vote, shares that would increase the outstanding Class A common stock to more than 170 million shares or increase the outstanding Class B common stock to more than 45 million shares.

In September 2003, the Company’s Board of Directors voted to increase the rate at which dividends are paid with regard to the Company’s Class A and Class B common stock to $0.50 per share per year (payable quarterly) from $0.025 per share per year (adjusted for the January 2004 two-for-one stock split). During 2003, Class A and Class B common stockholders received annual dividends of $0.14 per share. During 2002 and 2001, Class A common stockholders received quarterly dividends of $0.00625 per share and the Class B common stockholders received quarterly dividends of $0.005625 per share.

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of November 30, 2003, Mr. Stuart Miller, the Company’s President and Chief Executive Officer, directly owned or controlled as the director and officer of family-owned entities, approximately 22 million shares (adjusted for the January 2004 two-for-one stock split) of Class A and Class B common stock, which represented approximately 48% voting power of the Company’s stock.

In December 2003, the Company’s Board of Directors approved a two-for-one stock split in the form of a 100% stock dividend of Class A and Class B common stock for stockholders of record on January 6, 2004. The additional shares were distributed on January 20, 2004. All share and per share amounts (except authorized shares, treasury shares and par value) have been retroactively adjusted to reflect the split. There was no net effect on total stockholders’ equity as a result of the stock split.

In June 2001, the Company’s Board of Directors increased the previously authorized stock repurchase program to permit future purchases of up to 20 million shares (adjusted for the January 2004 two-for-one stock split) of the Company’s outstanding Class A common stock. During 2003, 2002 and 2001, the Company did not repurchase any of its outstanding Class A or Class B common stock in the open market under these authorizations. In prior years under prior approvals, the Company had repurchased approximately 9.8 million shares (not adjusted for the Company’s January 2004 two-for-one stock split) of its outstanding Class A common stock for an aggregate purchase price of approximately $158.9 million, or $16 per share. In September 2003, the Board of Directors voted to retire the Company’s Class A common stock held in treasury. As a result, approximately 9.9 million Class A common shares (not adjusted for the Company’s January 2004 two-for-one stock split) were retired. The retirement had no net effect on total stockholders’ equity. In December 2003, the Company granted approximately 2.4 million stock options (adjusted for the Company’s January 2004 two-for-one stock split) to employees under the 2003 Plan and in January 2004, repurchased a similar amount of shares of its outstanding Class A common stock for an aggregate purchase price of approximately $109.6 million, or $45.64 per share (adjusted for the Company’s January 2004 two-for-one stock split).

At November 30, 2003, the Company had shelf registration statements under the Securities Act of 1933, as amended, relating to up to $620 million of equity or debt securities which it may sell for cash and up to $400 million of equity or debt securities which it could issue in connection with acquisitions of companies, businesses or assets.

Restrictions on Payment of Dividends

Other than as required to maintain the financial ratios and net worth required by the Credit Facilities, there are no restrictions on the payment of dividends on common stock by the Company. There are no agreements which restrict the payment of dividends by subsidiaries of the Company other than as required to maintain the financial ratios and net worth requirements under the Financial Services Division’s warehouse lines of credit.

Stock Option Plans

The Lennar Corporation 2003 Stock Option and Restricted Stock Plan (the “2003 Plan”) provides for the granting of Class A and Class B stock options and stock appreciation rights and awards of restricted common stock to key officers, employees and directors. The exercise prices of stock options and stock appreciation rights are not less than the market value of the common stock on the date of the grant. No options granted under the 2003 Plan may be exercisable until at least six months after the date of the grant. Thereafter, exercises are permitted in installments determined when options are granted. Each stock option and stock appreciation right will expire on a date determined at the time of the grant, but not more than 10 years after the date of the grant. At November 30, 2003, there were no shares of restricted stock outstanding under the 2003 Plan.

The Lennar Corporation 2000 Stock Option and Restricted Stock Plan (the “2000 Plan”) provided for the granting of Class A stock options and stock appreciation rights and awards of restricted common stock to key officers, employees and directors. No options granted under the 2000 Plan may be exercisable until at least six months after the date of the grant. Thereafter, exercises are permitted in installments determined when options

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

are granted. Each stock option and stock appreciation right will expire on a date determined at the time of the grant, but not more than 10 years after the date of the grant. At November 30, 2003, a combined total of 1,036,200 shares of Class A and Class B restricted stock (adjusted for the January 2004 two-for-one stock split) were outstanding under the Plan. The stock was valued based on its market price on the date of the grant. The grants vest over 5 years from the date of issuance. Unearned compensation arising from the restricted stock grants is amortized to expense over the period of the restrictions and is shown as a reduction of stockholders’ equity in the consolidated balance sheets.

The Lennar Corporation 1997 Stock Option Plan (the “1997 Plan”) provided for the granting of Class A stock options and stock appreciation rights to key employees of the Company to purchase shares at prices not less than market value of the common stock on the date of the grant. No options granted under the 1997 Plan may be exercisable until at least six months after the date of the grant. Thereafter, exercises are permitted in installments determined when options are granted. Each stock option and stock appreciation right granted will expire on a date determined at the time of the grant, but not more than 10 years after the date of the grant.

The Lennar Corporation 1991 Stock Option Plan (the “1991 Plan”) provided for the granting of options to certain key employees of the Company to purchase Class A shares at prices not less than market value of the common stock on the date of the grant. No options granted under the 1991 Plan may be exercisable until at least six months after the date of the grant. Thereafter, exercises are permitted in installments determined when options are granted. Each stock option granted will expire on a date determined at the time of the grant, but not more than 10 years after the date of the grant.

A summary of the Company’s stock option activity for the years ended November 30, 2003, 2002 and 2001 (adjusted for the January 2004 two-for-one stock split) is as follows:

	2003		2002		2001
	Stock Options	Weighted Average Exercise Price	Stock Options	Weighted Average Exercise Price	Stock Options	Weighted Average Exercise Price
Outstanding, beginning of year	4,827,348	$15.98	5,731,512	$11.57	6,957,366	$8.34
Grants	2,636,000	$28.36	1,100,000	$26.37	1,583,200	$18.74
Other *	694,824	$—	—	$—	—	$—
Terminations	(19,250)	$22.74	(124,024)	$16.01	(202,778)	$14.67
Exercises	(1,477,954)	$12.27	(1,880,140)	$8.60	(2,606,276)	$7.07

Outstanding, end of year	6,660,968	$20.01	4,827,348	$15.98	5,731,512	$11.57

Exercisable, end of year	745,336	$12.96	936,074	$12.79	1,497,624	$7.80

Available for grant, end of year	9,821,000		3,394,600		4,433,000

Weighted average fair value per share of options granted during the year under SFAS No. 123		$8.65		$11.72		$9.21

*	Represents options for Class B common stock which were issued as a result of anti-dilution provisions with regard to unexercised Class A stock options as of the date of the April 2003 10% Class B stock distribution.

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes information about stock options outstanding at November 30, 2003 (adjusted for the January 2004 two-for-one stock split):

	Options Outstanding			Options Exercisable
Range of Per Share Exercise Prices	Number Outstanding at November 30, 2003	Weighted Average Remaining Contractual Life	Weighted Average Per Share Exercise Price	Number Outstanding at November 30, 2003	Weighted Average Per Share Exercise Price
$ 4.02—$ 5.19	66,176	2.7 years	$4.80	31,126	$4.88
$ 7.02—$ 8.38	1,022,714	4.3 years	$7.58	290,114	$7.67
$ 9.25—$12.88	379,944	4.0 years	$9.88	64,244	$9.92
$14.93—$18.88	1,179,736	7.2 years	$16.70	275,448	$16.75
$21.10—$26.32	3,843,448	5.4 years	$24.91	84,404	$24.06
$27.84—$43.16	168,950	4.6 years	$35.73	—	$—

Employee Stock Ownership/401(k) Plan

Prior to 1998, the Employee Stock Ownership/401(k) Plan (the “Plan”) provided shares of stock to employees who had completed one year of continuous service with the Company. During 1998, the Plan was amended to exclude any new shares from being provided to employees. All prior year contributions to employees actively employed on or after October 1, 1998 vested at a rate of 20% per year over a five year period. All active participants in the Plan whose employment terminated prior to October 1, 1998 vested based upon the Plan that was active prior to their termination of employment. Under the 401(k) portion of the Plan, contributions made by employees can be invested in a variety of mutual funds or proprietary funds provided by the Plan trustee. The Company may also make contributions for the benefit of employees. The Company records as compensation expense an amount which approximates the vesting of the contributions to the Employee Stock Ownership portion of the Plan, as well as the Company’s contribution to the 401(k) portion of the Plan. This amount was $9.1 million in 2003, $7.0 million in 2002 and $6.5 million in 2001.

13.    Deferred Compensation Plan

In June 2002, the Company adopted the Lennar Corporation Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) that allows a selected group of members of management to defer a portion of their salaries and bonuses and up to 100% of their restricted stock. All participant contributions to the Deferred Compensation Plan are vested. Salaries and bonuses that are deferred under the Deferred Compensation Plan are credited with earnings or losses based on investment decisions made by the participants. The cash contributions to the Deferred Compensation Plan are invested by the Company in various investment securities that are classified as trading.

Restricted stock is deferred under the Deferred Compensation Plan by surrendering the restricted stock in exchange for the right to receive in the future a number of shares equal to the number of restricted shares that are surrendered. The surrender is reflected as a reduction in stockholders’ equity equal to the value of the restricted stock when it was issued, with an offsetting increase in stockholders’ equity to reflect a deferral of the compensation expense related to the surrendered restricted stock. Changes in the value of the shares that will be issued in the future are not reflected in the financial statements.

As of November 30, 2003, approximately 534,000 Class A shares and 53,400 Class B shares of restricted stock (adjusted for the April 2003 10% Class B stock distribution and January 2004 two-for-one stock split) had been surrendered in exchange for rights under the Deferred Compensation Plan, resulting in a reduction in stockholders’ equity of $4.9 million fully offset by an increase in stockholders’ equity to reflect the deferral of compensation in that amount. Shares that the Company is obligated to issue in the future under the Deferred Compensation Plan are treated as outstanding shares in both the Company’s basic and diluted earnings per share calculations for the years ended November 30, 2003 and 2002.

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

14.    Financial Instruments

The following table presents the carrying amounts and estimated fair values of financial instruments held by the Company at November 30, 2003 and 2002, using available market information and what the Company believes to be appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies might have a material effect on the estimated fair value amounts. The table excludes cash, receivables and accounts payable, which had fair values approximating their carrying values.

	November 30,
	2003		2002
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)
ASSETS
Homebuilding:
Investments—trading	$6,859	6,859	—	—
Financial services:
Mortgage loans held for sale, net	$542,507	542,507	708,304	708,304
Mortgage loans, net	30,451	29,355	30,341	29,666
Investments held-to-maturity	28,022	28,021	22,379	22,412
Limited-purpose finance subsidiaries—collateral for bonds and notes payable	5,812	6,129	9,202	9,703
LIABILITIES
Homebuilding:
Senior notes and other debts payable	$1,552,217	1,878,830	1,585,309	1,779,705
Financial services:
Notes and other debts payable	$734,657	734,657	853,416	853,416
Limited-purpose finance subsidiaries—bonds and notes payable	5,812	6,129	9,202	9,703
OTHER FINANCIAL INSTRUMENTS
Homebuilding:
Interest rate swaps	$(33,696)	(33,696)	(39,256)	(39,256)
Financial services assets (liabilities):
Commitments to originate loans	$(229)	(229)	(717)	(717)
Forward commitments to sell loans and option contracts	(1,120)	(1,120)	1,430	1,430

The following methods and assumptions are used by the Company in estimating fair values:

Homebuilding—Investments classified as trading (included in other assets): The fair value is based on quoted market prices. Senior notes and other debts payable: The fair value of fixed rate borrowings is based on quoted market prices. Variable rate borrowings are tied to market indices and therefore approximate fair value. Interest rate swaps: The fair value is based on dealer quotations and generally represents an estimate of the amount the Company would pay or receive to terminate the agreement at the reporting date.

Financial services—The fair values are based on quoted market prices, if available. The fair values for instruments which do not have quoted market prices are estimated by the Company on the basis of discounted cash flows or other financial information.

The Company utilizes interest rate swap agreements to manage interest costs and hedge against risks associated with changing interest rates. Counterparties to these agreements are major financial institutions. Credit loss from counterparty non-performance is not anticipated. A majority of the Company’s available variable rate borrowings are based on the London Interbank Offered Rate (“LIBOR”) index. At November 30, 2003, the

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Company had four interest rate swap agreements outstanding with a total notional amount of $300 million, which will mature at various dates through 2007. These agreements fixed the LIBOR index at an average interest rate of 6.8% at November 30, 2003. The effect of the interest rate swap agreements on interest incurred and on the average interest rate was an increase of $16.7 million and 1.03% for the year ended November 30, 2003, an increase of $17.0 million and 1.08% for the year ended November 30, 2002 and an increase of $7.2 million and 0.48% for the year ended November 30, 2001.

As of November 30, 2003, the Financial Services Division’s commitments regarding loans in process totaled approximately $2.6 billion. To minimize credit risk, the Division uses the same credit policies in the approval of the commitments as are applied to all lending activities. Since a portion of these commitments is expected to expire without being exercised by the borrowers, the total commitments do not necessarily represent future cash requirements. Loans in process for which interest rates were committed to the borrowers totaled approximately $330.7 million as of November 30, 2003. Substantially all of these commitments were for periods of 60 days or less.

Mandatory mortgage-backed securities forward commitments (“MBS”) are used by the Company to hedge its interest rate exposure during the period from when it makes an interest rate commitment to a loan applicant until the time at which the loan is sold to an investor. These instruments involve, to varying degrees, elements of credit and interest rate risk. Credit risk is managed by entering into MBS only with investment banks with primary dealer status and with permanent investors meeting the credit standards of the Company. At any time, the risk to the Company, in the event of default by the purchaser, is the difference between the contract price and current market value. At November 30, 2003, the Company had open commitments amounting to $512.0 million to sell MBS with varying settlement dates through January 2004.

15.    Consolidation of Variable Interest Entities

In January 2003, the FASB issued FIN 46, as further clarified and amended by the FASB’s issuance of a revision to FIN 46 in December 2003, which requires the consolidation of entities in which an enterprise absorbs a majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Prior to the issuance of FIN 46, entities were generally consolidated by an enterprise when it had a controlling financial interest through ownership of a majority voting interest in the entity. FIN 46 applied immediately to variable interests created after January 31, 2003, and with respect to variable interests created before February 1, 2003, FIN 46 will apply in the Company’s second quarter ending May 31, 2004, as deferred by the FASB in December 2003. Although the Company does not believe the full adoption of FIN 46 will have a material impact on net earnings, the Company cannot make any definitive determination until it completes its evaluation.

Partnerships

At November 30, 2003, the Company had investments in and advances to partnerships established to acquire and develop land for sale to the Company in connection with its homebuilding operations or for sale to third parties. The Company evaluated its partnership agreements entered into subsequent to January 31, 2003 under FIN 46. The Company determined that it is the primary beneficiary of one partnership that was created after January 31, 2003, and, accordingly, included the accounts of that partnership in the accompanying consolidated financial statements. No other partnerships created after January 31, 2003 were consolidated as the Company determined it was not the primary beneficiary, as defined under FIN 46. The Company is in the process of evaluating the remainder of its unconsolidated partnerships that may be deemed variable interest entities under the provisions of FIN 46. At November 30, 2003, the Company’s estimated maximum exposure to loss with regard to unconsolidated partnerships was its recorded investment in these partnerships totaling $390.3 million in addition to the exposure under the guarantees discussed in Note 5.

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Option contracts

The Company evaluated its option contracts for land entered into subsequent to January 31, 2003 and determined it is the primary beneficiary of certain of these option contracts. Although the Company does not have legal title to the optioned land, under FIN 46, the Company, as the primary beneficiary, is required to consolidate the land under option at fair value (the exercise price). The effect of the consolidation was an increase of $45.2 million to consolidated inventory not owned with a corresponding increase to liabilities related to consolidated inventory not owned in the accompanying consolidated balance sheet as of November 30, 2003. To reflect the fair value of the inventory consolidated under FIN 46, the Company reclassified $4.1 million of related option deposits from land under development to consolidated inventory not owned. The liabilities related to consolidated inventory not owned represent the difference between the exercise price of the optioned land and the Company’s deposits. The Company is in the process of evaluating the remainder of its option contracts that may be deemed issued by variable interest entities under the provisions of FIN 46. At November 30, 2003, the Company’s exposure to loss represents its non-refundable option deposits and/or letters of credit related to options with estimated aggregate exercise prices totaling approximately $3 billion.

16.    Commitments and Contingent Liabilities

The Company and its subsidiaries are party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

The Company is subject to the usual obligations associated with entering into contracts (including option contracts) for the purchase, development and sale of real estate, which it does in the routine conduct of its business. Option contracts for the purchase of land permit the Company to defer acquiring portions of properties owned by third parties and certain unconsolidated partnerships until the Company is ready to build homes on them. The use of option contracts allows the Company to reduce the financial risk of adverse market conditions associated with long-term land holdings. At November 30, 2003, the Company had access to acquire approximately 135,000 homesites through option contracts and unconsolidated partnerships. At November 30, 2003, the Company had $220.6 million of non-refundable option deposits and advanced costs on real estate related to certain of these homesites.

The Company has entered into agreements to lease certain office facilities and equipment under operating leases. Future minimum payments under the noncancelable leases are as follows: 2004—$48.0 million; 2005—$38.2 million; 2006—$31.0 million; 2007—$24.3 million; 2008—$16.3 million and thereafter—$34.9 million. Rental expense for the years ended November 30, 2003, 2002 and 2001 was $63.2 million, $55.0 million and $42.3 million, respectively.

The Company is committed, under various letters of credit, to perform certain development and construction activities and provide certain guarantees in the normal course of business. Outstanding letters of credit under these arrangements totaled $627.9 million at November 30, 2003. The Company also had outstanding performance and surety bonds with estimated costs to complete of $1.0 billion related principally to its obligations for site improvements at various projects at November 30, 2003. The Company does not believe that draws upon these bonds, if any, will have a material effect on the Company’s financial position, results of operations or cash flows.

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

17.    Supplemental Financial Information

Credit Facilities, 7 5/8% senior notes due 2009, 9.95% senior notes due 2010 and 5.95% senior notes due 2013

The Company’s obligations to pay principal, premium, if any, and interest under the Company’s Credit Facilities, 7 5/8% senior notes due 2009, 9.95% senior notes due 2010 and 5.95% senior notes due 2013 are guaranteed on a joint and several basis by substantially all of the Company’s subsidiaries other than subsidiaries primarily engaged in mortgage and title reinsurance activities. The guarantees are full and unconditional and the guarantor subsidiaries are 100% directly or indirectly owned by Lennar Corporation. The Company has determined that separate, full financial statements of the guarantors would not be material to investors and, accordingly, supplemental financial information for the guarantors is presented as follows:

Consolidating Balance Sheet

November 30, 2003

(In thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
ASSETS
Homebuilding:
Cash and receivables, net	$895,715	365,953	—	—	1,261,668
Inventories	—	3,649,493	6,608	—	3,656,101
Investments in unconsolidated partnerships	16,346	373,988	—	—	390,334
Other assets	99,614	351,005	—	—	450,619
Investments in subsidiaries	3,541,747	390,722	—	(3,932,469)	—

	4,553,422	5,131,161	6,608	(3,932,469)	5,758,722
Financial services	—	16,285	1,000,425	—	1,016,710

Total assets	$4,553,422	5,147,446	1,007,033	(3,932,469)	6,775,432

LIABILITIES AND STOCKHOLDERS’ EQUITY
Homebuilding:
Accounts payable and other liabilities	$325,695	715,041	225	—	1,040,961
Liabilities related to consolidated inventory not owned	—	45,214	—	—	45,214
Senior notes and other debts payable, net	1,476,860	75,357	—	—	1,552,217
Intercompany	(512,907)	762,867	(249,960)	—	—

	1,289,648	1,598,479	(249,735)	—	2,638,392
Financial services	—	7,220	866,046	—	873,266

Total liabilities	1,289,648	1,605,699	616,311	—	3,511,658
Stockholders’ equity	3,263,774	3,541,747	390,722	(3,932,469)	3,263,774

Total liabilities and stockholders’ equity	$4,553,422	5,147,446	1,007,033	(3,932,469)	6,775,432

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Balance Sheet

November 30, 2002

(In thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
ASSETS
Homebuilding:
Cash and receivables, net	$622,019	157,566	10	—	779,595
Inventories	—	3,231,015	6,562	—	3,237,577
Investments in unconsolidated partnerships	—	285,594	—	—	285,594
Other assets	84,122	273,616	—	—	357,738
Investments in subsidiaries	2,584,512	302,655	—	(2,887,167)	—

	3,290,653	4,250,446	6,572	(2,887,167)	4,660,504
Financial services	—	35,933	1,074,241	(15,045)	1,095,129

Total assets	$3,290,653	4,286,379	1,080,813	(2,902,212)	5,755,633

LIABILITIES AND STOCKHOLDERS’ EQUITY
Homebuilding:
Accounts payable and other liabilities	$333,746	635,842	222	(31)	969,779
Senior notes and other debts payable, net	1,478,821	121,502	—	(15,014)	1,585,309
Intercompany	(751,071)	931,951	(180,880)	—	—

	1,061,496	1,689,295	(180,658)	(15,045)	2,555,088
Financial services	—	12,572	958,816	—	971,388

Total liabilities	1,061,496	1,701,867	778,158	(15,045)	3,526,476
Stockholders’ equity	2,229,157	2,584,512	302,655	(2,887,167)	2,229,157

Total liabilities and stockholders’ equity	$3,290,653	4,286,379	1,080,813	(2,902,212)	5,755,633

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Earnings

Year Ended November 30, 2003

(In thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Revenues:
Homebuilding	$—	8,348,645	—	—	8,348,645
Financial services	—	12,726	558,282	(12,034)	558,974

Total revenues	—	8,361,371	558,282	(12,034)	8,907,619

Costs and expenses:
Homebuilding	—	7,291,417	561	(3,622)	7,288,356
Financial services	—	11,549	401,384	(8,412)	404,521
Corporate general and administrative	111,488	—	—	—	111,488

Total costs and expenses	111,488	7,302,966	401,945	(12,034)	7,804,365

Equity in earnings from unconsolidated partnerships	—	81,937	—	—	81,937
Management fees and other income, net	—	21,863	—	—	21,863

Earnings (loss) before income taxes	(111,488)	1,162,205	156,337	—	1,207,054
Provision (benefit) for income taxes	(42,084)	438,732	59,015	—	455,663
Equity in earnings (losses) from subsidiaries	820,795	97,322	—	(918,117)	—

Net earnings (loss)	$751,391	820,795	97,322	(918,117)	751,391

Consolidating Statement of Earnings

Year Ended November 30, 2002

(In thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Revenues:
Homebuilding	$—	6,751,295	6	—	6,751,301
Financial services	—	66,577	420,604	(2,962)	484,219

Total revenues	—	6,817,872	420,610	(2,962)	7,235,520

Costs and expenses:
Homebuilding	—	5,995,607	564	(2,962)	5,993,209
Financial services	—	54,434	302,174	—	356,608
Corporate general and administrative	85,958	—	—	—	85,958

Total costs and expenses	85,958	6,050,041	302,738	(2,962)	6,435,775

Equity in earnings from unconsolidated partnerships	—	42,651	—	—	42,651
Management fees and other income, net	—	33,313	—	—	33,313

Earnings (loss) before income taxes	(85,958)	843,795	117,872	—	875,709
Provision (benefit) for income taxes	(32,391)	318,533	44,438	—	330,580
Equity in earnings (losses) from subsidiaries	598,696	73,434	—	(672,130)	—

Net earnings (loss)	$545,129	598,696	73,434	(672,130)	545,129

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Earnings

Year Ended November 30, 2001

(In thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Revenues:
Homebuilding	$—	5,554,743	4	—	5,554,747
Financial services	—	55,146	370,208	—	425,354

Total revenues	—	5,609,889	370,212	—	5,980,101

Costs and expenses:
Homebuilding	—	4,933,528	543	—	4,934,071
Financial services	—	62,358	273,865	—	336,223
Corporate general and administrative	75,831	—	—	—	75,831

Total costs and expenses	75,831	4,995,886	274,408	—	5,346,125

Equity in earnings from unconsolidated partnerships	—	27,051	—	—	27,051
Management fees and other income, net	—	18,396	—	—	18,396

Earnings (loss) before income taxes	(75,831)	659,450	95,804	—	679,423
Provision (benefit) for income taxes	(27,829)	253,888	35,519	—	261,578
Equity in earnings (losses) from subsidiaries	465,847	60,285	—	(526,132)	—

Net earnings (loss)	$417,845	465,847	60,285	(526,132)	417,845

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Cash Flows

Year Ended November 30, 2003

(Dollars in thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Cash flows from operating activities:
Net earnings (loss)	$751,391	820,795	97,322	(918,117)	751,391
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities	(789,215)	(457,339)	172,859	903,103	(170,592)

Net cash provided by (used in) operating activities	(37,824)	363,456	270,181	(15,014)	580,799

Cash flows from investing activities:
(Increase) decrease in investments in unconsolidated partnerships, net	(16,346)	88,419	—	—	72,073
Acquisitions, net of cash acquired	—	(149,212)	(10,177)	—	(159,389)
Other	(9,177)	(6,662)	(15,042)	—	(30,881)

Net cash used in investing activities	(25,523)	(67,455)	(25,219)	—	(118,197)

Cash flows from financing activities:
Net borrowings (repayments) under revolving credit facilities and other borrowings	(95,237)	(106,083)	228	15,014	(186,078)
Net proceeds from issuance of 5.95% senior notes	341,730	—	—	—	341,730
Net repayments under financial services short-term debt	—	—	(118,989)	—	(118,989)
Common stock:
Issuance	18,197	—	—	—	18,197
Repurchases	(1,044)	—	—	—	(1,044)
Dividends and other	(22,705)	—	—	—	(22,705)
Intercompany	94,746	7,882	(102,628)	—	—

Net cash provided by (used in) financing activities	335,687	(98,201)	(221,389)	15,014	31,111

Net increase in cash	272,340	197,800	23,573	—	493,713
Cash at beginning of year	621,163	109,995	46,001	—	777,159

Cash at end of year	$893,503	307,795	69,574	—	1,270,872

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Cash Flows

Year Ended November 30, 2002

(Dollars in thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Cash flows from operating activities:
Net earnings (loss)	$545,129	598,696	73,434	(672,130)	545,129
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities	(500,149)	(299,043)	(198,513)	657,144	(340,561)

Net cash provided by (used in) operating activities	44,980	299,653	(125,079)	(14,986)	204,568

Cash flows from investing activities:
Decrease in investments in unconsolidated partnerships, net	—	57,891	11	—	57,902
Acquisitions, net of cash acquired	—	(415,607)	(8,670)	—	(424,277)
Other	(1,759)	3,382	(925)	—	698

Net cash used in investing activities	(1,759)	(354,334)	(9,584)	—	(365,677)

Cash flows from financing activities:
Net borrowings (repayments) under revolving credit facilities and other borrowings	(6,806)	(119,635)	259	14,986	(111,196)
Net borrowings under financial services short-term debt	—	—	156,120	—	156,120
Common stock:
Issuance	19,317	—	—	—	19,317
Repurchases	(65)	—	—	—	(65)
Dividends	(3,182)	—	—	—	(3,182)
Intercompany	(141,647)	170,593	(28,946)	—	—

Net cash provided by (used in) financing activities	(132,383)	50,958	127,433	14,986	60,994

Net decrease in cash	(89,162)	(3,723)	(7,230)	—	(100,115)
Cash at beginning of year	710,325	113,718	53,231	—	877,274

Cash at end of year	$621,163	109,995	46,001	—	777,159

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Cash Flows

Year Ended November 30, 2001

(Dollars in thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Cash flows from operating activities:
Net earnings (loss)	$417,845	465,847	60,285	(526,132)	417,845
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities	(393,618)	(217,936)	(273,227)	526,132	(358,649)

Net cash provided by (used in) operating activities	24,227	247,911	(212,942)	—	59,196

Cash flows from investing activities:
Decrease in investments in unconsolidated partnerships, net	—	5,582	19	—	5,601
Other	17	(7,913)	4,158	—	(3,738)

Net cash provided by (used in) investing activities	17	(2,331)	4,177	—	1,863

Cash flows from financing activities:
Net borrowings (repayments) under revolving credit facilities and other borrowings	219,974	(21,385)	1,499	—	200,088
Net borrowings under financial services short-term debt	—	—	265,607	—	265,607
Common stock:
Issuance	19,789	—	—	—	19,789
Dividends	(3,146)	—	—	—	(3,146)
Intercompany	243,681	(198,242)	(45,439)	—	—

Net cash provided by (used in) financing activities	480,298	(219,627)	221,667	—	482,338

Net increase in cash	504,542	25,953	12,902	—	543,397
Cash at beginning of year	205,783	87,765	40,329	—	333,877

Cash at end of year	$710,325	113,718	53,231	—	877,274

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

17.    Supplemental Financial Information, Continued

Senior floating-rate notes due 2009

In March and April 2004, the Company issued a total of $300 million of senior floating-rate notes due 2009 (the “Initial Notes”), which are callable at par beginning in April 2007. Proceeds from the offerings, after underwriting discount and expenses, were approximately $299 million. The Company used the proceeds to partially prepay the term loan B portion of the Credit Facilities and added the remainder to the Company’s working capital to be used for general corporate purposes. The Company repaid the remaining outstanding balance of the term loan B with cash from the Company’s working capital. Interest on the Initial Notes is at three-month LIBOR plus 0.75% and is payable quarterly, compared to the term loan B interest of three-month LIBOR plus 1.75%. The Initial Notes are unsecured and unsubordinated.

Substantially all of the Company’s subsidiaries, other than subsidiaries primarily engaged in mortgage and title reinsurance activities and subsidiaries formed or acquired after October 9, 2001, guaranteed the Initial Notes. The guarantees are full and unconditional and the guarantor subsidiaries are 100% directly and indirectly owned by Lennar Corporation. The principal reason the Company’s subsidiaries, other than subsidiaries primarily engaged in mortgage and title reinsurance activities and subsidiaries formed or acquired after October 9, 2001, guaranteed the Initial Notes was so holders of the Initial Notes will have rights at least as great with regard to the Company’s subsidiaries as any other holders of a material amount of the Company’s unsecured debt. Therefore, the guarantees of the Initial Notes will remain in effect while the guarantor subsidiaries guarantee a material amount of the debt of Lennar Corporation, as a separate entity, to others. At any time, however, when a guarantor subsidiary is no longer guaranteeing at least $75 million of Lennar Corporation’s debt other than the Initial Notes and other notes with similar termination provisions, either directly or by guaranteeing other subsidiaries’ obligations as guarantors of Lennar Corporation’s debt, that guarantor will not be guaranteeing the Initial Notes. The guarantor subsidiaries are guaranteeing Lennar Corporation’s principal revolving bank credit lines, $350 million principal amount of senior notes due 2013, $322 million principal amount of senior notes due 2010 and $282 million principal amount of 7 5/8% senior notes due 2009. However, the guarantor subsidiaries’ guarantees of the senior notes due 2013 also will terminate with regard to any guarantor subsidiary while it is not guaranteeing at least $75 million of Lennar Corporation’s debt and the guarantor subsidiaries’ guarantees of the senior notes due 2010 will terminate with regard to any guarantor subsidiary that no longer is guaranteeing any of Lennar Corporation’s debt. Therefore, if, while the Initial Notes are outstanding, the guarantor subsidiaries cease guaranteeing Lennar Corporation’s obligations under the principal revolving bank credit lines, and are not guarantors of any new debt, the guarantor subsidiaries’ guarantees of the Initial Notes will terminate until such time, if any, as they again are guaranteeing at least $75 million of Lennar Corporation’s debt other than the Initial Notes.

If the guarantor subsidiaries are guaranteeing revolving credit lines totaling at least $75 million, the Company will treat the guarantees of the Initial Notes as remaining in effect even during periods when Lennar Corporation’s borrowings under the revolving credit lines are less than $75 million. Because it is possible that the Company’s banks will permit some or all of the guarantor subsidiaries to stop guaranteeing the revolving credit lines, it is possible that, at some time or times in the future, the Initial Notes will no longer be guaranteed by the guarantor subsidiaries.

In the Supplemental Indenture relating to the Initial Notes, the Company agreed to file by March 31, 2004 a registration statement relating to the guarantees by subsidiaries formed or acquired after October 9, 2001, but the Company did not do so because of questions regarding what information was required in that registration statement. Instead of filing a registration statement relating solely to the additional guarantees, on June 29, 2004, the Company filed a registration statement relating to an offer to exchange fully guaranteed senior floating-rate notes due 2009, series B (the “New Notes”) for the Initial Notes. The New Notes would be substantially identical with the Initial Notes, except that the New Notes would be guaranteed by all of the Company’s wholly-owned subsidiaries, including subsidiaries formed or acquired by the Company after October 9, 2001, other than subsidiaries primarily engaged in mortgage and title reinsurance activities.

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company has determined that separate, full financial statements of the guarantors of the Initial Notes would not be material to investors and, accordingly, supplemental financial information for the guarantors is presented as follows:

Consolidating Balance Sheet

November 30, 2003

(In thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
ASSETS
Homebuilding:
Cash and receivables, net	$895,715	340,163	25,790	—	1,261,668
Inventories	—	3,258,796	397,305	—	3,656,101
Investments in unconsolidated partnerships	16,346	364,499	9,489	—	390,334
Other assets	99,614	249,499	101,506	—	450,619
Investments in subsidiaries	3,541,747	390,722	—	(3,932,469)	—

	4,553,422	4,603,679	534,090	(3,932,469)	5,758,722
Financial services	—	16,285	1,000,425	—	1,016,710

Total assets	$4,553,422	4,619,964	1,534,515	(3,932,469)	6,775,432

LIABILITIES AND STOCKHOLDERS’ EQUITY
Homebuilding:
Accounts payable and other liabilities	$325,695	658,057	57,209	—	1,040,961
Liabilities related to consolidated inventory not owned	—	45,214	—	—	45,214
Senior notes and other debts payable, net	1,476,860	75,321	36	—	1,552,217
Intercompany	(512,907)	369,936	142,971	—	—

	1,289,648	1,148,528	200,216	—	2,638,392
Financial services	—	7,220	866,046	—	873,266

Total liabilities	1,289,648	1,155,748	1,066,262	—	3,511,658
Stockholders’ equity	3,263,774	3,464,216	468,253	(3,932,469)	3,263,774

Total liabilities and stockholders’ equity	$4,553,422	4,619,964	1,534,515	(3,932,469)	6,775,432

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Balance Sheet

November 30, 2002

(In thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
ASSETS
Homebuilding:
Cash and receivables, net	$622,019	143,186	14,390	—	779,595
Inventories	—	2,927,922	309,655	—	3,237,577
Investments in unconsolidated partnerships	—	282,928	2,666	—	285,594
Other assets	84,122	190,089	83,527	—	357,738
Investments in subsidiaries	2,584,512	302,655	—	(2,887,167)	—

	3,290,653	3,846,780	410,238	(2,887,167)	4,660,504
Financial services	—	35,933	1,074,241	(15,045)	1,095,129

Total assets	$3,290,653	3,882,713	1,484,479	(2,902,212)	5,755,633

LIABILITIES AND STOCKHOLDERS’ EQUITY
Homebuilding:
Accounts payable and other liabilities	$333,746	521,665	114,399	(31)	969,779
Senior notes and other debts payable, net	1,478,821	95,586	25,916	(15,014)	1,585,309
Intercompany	(751,071)	688,360	62,711	—	—

	1,061,496	1,305,611	203,026	(15,045)	2,555,088
Financial services	—	12,572	958,816	—	971,388

Total liabilities	1,061,496	1,318,183	1,161,842	(15,045)	3,526,476
Stockholders’ equity	2,229,157	2,564,530	322,637	(2,887,167)	2,229,157

Total liabilities and stockholders’ equity	$3,290,653	3,882,713	1,484,479	(2,902,212)	5,755,633

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Earnings

Year Ended November 30, 2003

(In thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Revenues:
Homebuilding	$—	7,461,568	887,077	—	8,348,645
Financial services	—	12,726	558,282	(12,034)	558,974

Total revenues	—	7,474,294	1,445,359	(12,034)	8,907,619

Costs and expenses:
Homebuilding	—	6,495,238	796,740	(3,622)	7,288,356
Financial services	—	11,549	401,384	(8,412)	404,521
Corporate general and administrative	111,488	—	—	—	111,488

Total costs and expenses	111,488	6,506,787	1,198,124	(12,034)	7,804,365

Equity in earnings (losses) from unconsolidated partnerships	—	82,191	(254)	—	81,937
Management fees and other income, net	—	20,059	1,804	—	21,863

Earnings (loss) before income taxes	(111,488)	1,069,757	248,785	—	1,207,054
Provision (benefit) for income taxes	(42,084)	403,833	93,914	—	455,663
Equity in earnings (losses) from subsidiaries	820,795	97,322	—	(918,117)	—

Net earnings (loss)	$751,391	763,246	154,871	(918,117)	751,391

Consolidating Statement of Earnings Year Ended November 30, 2002
(In thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Revenues:
Homebuilding	$—	6,362,782	388,519	—	6,751,301
Financial services	—	66,577	420,604	(2,962)	484,219

Total revenues	—	6,429,359	809,123	(2,962)	7,235,520

Costs and expenses:
Homebuilding	—	5,638,317	357,854	(2,962)	5,993,209
Financial services	—	54,434	302,174	—	356,608
Corporate general and administrative	85,958	—	—	—	85,958

Total costs and expenses	85,958	5,692,751	660,028	(2,962)	6,435,775

Equity in earnings from unconsolidated partnerships	—	42,475	176	—	42,651
Management fees and other income, net	—	32,613	700	—	33,313

Earnings (loss) before income taxes	(85,958)	811,696	149,971	—	875,709
Provision (benefit) for income taxes	(32,391)	306,416	56,555	—	330,580
Equity in earnings (losses) from subsidiaries	598,696	73,434	—	(672,130)	—

Net earnings (loss)	$545,129	578,714	93,416	(672,130)	545,129

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Earnings

Year Ended November 30, 2001

(In thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Revenues:
Homebuilding	$—	5,554,743	4	—	5,554,747
Financial services	—	55,146	370,208	—	425,354

Total revenues	—	5,609,889	370,212	—	5,980,101

Costs and expenses:
Homebuilding	—	4,933,528	543	—	4,934,071
Financial services	—	62,358	273,865	—	336,223
Corporate general and administrative	75,831	—	—	—	75,831

Total costs and expenses	75,831	4,995,886	274,408	—	5,346,125

Equity in earnings from unconsolidated partnerships	—	27,051	—	—	27,051
Management fees and other income, net	—	18,396	—	—	18,396

Earnings (loss) before income taxes	(75,831)	659,450	95,804	—	679,423
Provision (benefit) for income taxes	(27,829)	253,888	35,519	—	261,578
Equity in earnings (losses) from subsidiaries	465,847	60,285	—	(526,132)	—

Net earnings (loss)	$417,845	465,847	60,285	(526,132)	417,845

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Cash Flows

Year Ended November 30, 2003

(Dollars in thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Cash flows from operating activities:
Net earnings (loss)	$751,391	763,246	154,871	(918,117)	751,391
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities	(789,215)	(395,460)	110,980	903,103	(170,592)

Net cash provided by (used in) operating activities	(37,824)	367,786	265,851	(15,014)	580,799

Cash flows from investing activities:
(Increase) decrease in investments in unconsolidated partnerships, net	(16,346)	95,496	(7,077)	—	72,073
Acquisitions, net of cash acquired	—	(53,352)	(106,037)	—	(159,389)
Other	(9,177)	(4,725)	(16,979)	—	(30,881)

Net cash provided by (used in) investing activities	(25,523)	37,419	(130,093)	—	(118,197)

Cash flows from financing activities:
Net borrowings (repayments) under revolving credit facilities and other borrowings	(95,237)	(81,206)	(24,649)	15,014	(186,078)
Net proceeds from issuance of 5.95% senior notes	341,730	—	—	—	341,730
Net repayments under financial services short-term debt	—	—	(118,989)	—	(118,989)
Common stock:
Issuance	18,197	—	—	—	18,197
Repurchases	(1,044)	—	—	—	(1,044)
Dividends and other	(22,705)	—	—	—	(22,705)
Intercompany	94,746	(136,376)	41,630	—	—

Net cash provided by (used in) financing activities	335,687	(217,582)	(102,008)	15,014	31,111

Net increase in cash	272,340	187,623	33,750	—	493,713
Cash at beginning of year	621,163	97,284	58,712	—	777,159

Cash at end of year	$893,503	284,907	92,462	—	1,270,872

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Cash Flows

Year Ended November 30, 2002

(Dollars in thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Cash flows from operating activities:
Net earnings (loss)	$545,129	578,714	93,416	(672,130)	545,129
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities	(500,149)	(512,519)	14,963	657,144	(340,561)

Net cash provided by (used in) operating activities	44,980	66,195	108,379	(14,986)	204,568

Cash flows from investing activities:
(Increase) decrease in investments in unconsolidated partnerships, net	—	60,381	(2,479)	—	57,902
Acquisitions, net of cash acquired	—	(138,723)	(285,554)	—	(424,277)
Other	(1,759)	1,936	521	—	698

Net cash used in investing activities	(1,759)	(76,406)	(287,512)	—	(365,677)

Cash flows from financing activities:
Net borrowings (repayments) under revolving credit facilities and other borrowings	(6,806)	(72,321)	(47,055)	14,986	(111,196)
Net borrowings under financial services short-term debt	—	—	156,120	—	156,120
Common stock:
Issuance	19,317	—	—	—	19,317
Repurchases	(65)	—	—	—	(65)
Dividends	(3,182)	—	—	—	(3,182)
Intercompany	(141,647)	66,098	75,549	—	—

Net cash provided by (used in) financing activities	(132,383)	(6,223)	184,614	14,986	60,994

Net increase (decrease) in cash	(89,162)	(16,434)	5,481	—	(100,115)
Cash at beginning of year	710,325	113,718	53,231	—	877,274

Cash at end of year	$621,163	97,284	58,712	—	777,159

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidating Statement of Cash Flows

Year Ended November 30, 2001

(Dollars in thousands)	Lennar Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
Cash flows from operating activities:
Net earnings (loss)	$417,845	465,847	60,285	(526,132)	417,845
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities	(393,618)	(217,936)	(273,227)	526,132	(358,649)

Net cash provided by (used in) operating activities	24,227	247,911	(212,942)	—	59,196

Cash flows from investing activities:
Decrease in investments in unconsolidated partnerships, net	—	5,582	19	—	5,601
Other	17	(7,913)	4,158	—	(3,738)

Net cash provided by (used in) investing activities	17	(2,331)	4,177	—	1,863

Cash flows from financing activities:
Net borrowings (repayments) under revolving credit facilities and other borrowings	219,974	(21,385)	1,499	—	200,088
Net borrowings under financial services short-term debt	—	—	265,607	—	265,607
Common stock:
Issuance	19,789	—	—	—	19,789
Dividends	(3,146)	—	—	—	(3,146)
Intercompany	243,681	(198,242)	(45,439)	—	—

Net cash provided by (used in) financing activities	480,298	(219,627)	221,667	—	482,338

Net increase in cash	504,542	25,953	12,902	—	543,397
Cash at beginning of year	205,783	87,765	40,329	—	333,877

Cash at end of year	$710,325	113,718	53,231	—	877,274

LENNAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

18. Quarterly Data (unaudited)

	First	Second	Third	Fourth
	(In thousands, except per share amounts)
2003
Revenues	$1,600,470	2,103,108	2,267,842	2,936,199
Earnings before provision for income taxes	$170,792	257,534	323,819	454,909
Net earnings	$106,318	160,315	201,577	283,181
Earnings per share:
Basic	$0.75	1.13	1.35	1.81
Diluted	$0.68	1.02	1.21	1.69
2002
Revenues	$1,236,901	1,549,484	1,847,952	2,601,183
Earnings before provision for income taxes	$115,487	170,293	228,464	361,465
Net earnings	$71,891	106,007	142,219	225,012
Earnings per share:
Basic	$0.52	0.76	1.01	1.60
Diluted	$0.47	0.68	0.91	1.44

Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with per share amounts for the year. All earnings per share amounts were adjusted for the Company’s April 2003 10% Class B stock distribution and the January 2004 two-for-one stock split.